UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 4, 2026

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5555 NE Moore Court
Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 268-8000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LSCC	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 4, 2026, Lattice Semiconductor Corporation, a Delaware corporation (the “Company”), certain of its wholly owned subsidiaries, AMI TopCo, Inc. (“AMI”) and THL AMI Aggregator, LP (“THL”) (solely in its capacity as the representative of securityholders of AMI) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, the Company will acquire AMI on a cash-free/debt-free basis (the “Acquisition”) for total consideration of $1 billion in cash and approximately $650 million in shares of the Company’s common stock, subject to customary adjustments set forth in the Merger Agreement. The number of shares of the Company's common stock to be issued adjusts based on the trading price of the Company’s common stock prior to the completion of the Acquisition, subject to a minimum of approximately 5.2 million shares and a maximum of approximately 6.1 million shares, including certain Company equity awards to be granted to AMI employees with an estimated aggregate value of $57.3 million based on the closing price of the Company’s common stock as of May 1, 2026 of $120.96 (collectively, the “Aggregate Consideration”).

A portion of the Aggregate Consideration will be held in escrow to serve as security for potential adjustments to the Aggregate Consideration and indemnification claims under the Merger Agreement following the completion of the Acquisition, in each case on the terms and subject to the conditions set forth therein. In addition, the Merger Agreement contains customary representations, warranties and covenants from each of the parties. The completion of the Acquisition is subject to customary closing conditions set forth in the Merger Agreement, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement also provides customary termination rights for each of the parties.

In connection with the Acquisition, the Company and THL are entering into a registration rights agreement (the “Registration Rights Agreement”), which provides for customary registration rights following the completion of the Acquisition with respect to the shares of the Company’s common stock to be issued to THL as consideration for the Acquisition. Pursuant to the Registration Rights Agreement, THL and its affiliates will collectively be entitled to two underwritten block trades. In addition, as part of the Acquisition, THL and the other stockholders of AMI are agreeing to certain transfer restrictions with respect to the shares of the Company’s common stock to be issued to THL as consideration for the Acquisition, with 25% of the shares released from the transfer restrictions upon the completion of each successive 90-day period following the completion of the Acquisition and a release in full from the transfer restrictions on the one-year anniversary of the completion of the Acquisition.

The Company intends to fund the cash component of the transaction through a combination of cash from its balance sheet as well as proceeds of a new debt financing. In connection with entering into the Merger Agreement, the Company entered into a commitment letter (the “Commitment Letter”), dated as of May 4, 2026, with Wells Fargo Bank, N.A., Wells Fargo Securities, LLC and Morgan Stanley Senior Funding, Inc. (the “Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide a senior secured 364-day term loan facility in an aggregate principal amount of up to $950,000,000 and a senior secured revolving credit facility in an aggregate principal amount of up to $200,000,000 (collectively, the “Senior Secured Credit Facilities”). The commitments under the Commitment Letter are subject to customary reductions, including reductions equal to the net cash proceeds received by the Company from the incurrence of specified other indebtedness. The funding of the Senior Secured Credit Facilities provided for in the Commitment Letter is contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to credit facilities in accordance with the terms sets forth in the Commitment Letter, and (ii) the consummation of the Acquisition in accordance with the Merger Agreement.

The transaction is expected to close in the third quarter of 2026.

The foregoing descriptions of the Merger Agreement, the Registration Rights Agreement, the Commitment Letter, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, the Registration Rights Agreement, and the Commitment Letter, respectively, copies of which will be filed on the Company’s Form 10-Q for the quarter ended July 4, 2026. A copy of the Merger Agreement is filed to provide investors with information regarding its terms and is not intended to provide any factual information about any party to the Merger Agreement or its affiliates. The representations, warranties and covenants contained in the Merger Agreement (a) have been made solely for the purposes of the Merger Agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement; (c) are not intended as statements of fact to be relied upon by any person other than a party to the Merger Agreement, but rather as a way of allocating the risk between the parties if the statements prove to be inaccurate; (d) may have been modified or qualified by confidential disclosures that were made between the parties to the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; (e) may no longer be true as of a given date; and (f) may apply standards of materiality in a way that is different from what may be viewed as material by investors. Investors should not rely on the representations, warranties and covenants, or any descriptions or summaries, as characterizations of the actual state of facts or condition of any party to the Merger Agreement or its affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

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The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Acquisition, the parties to the Merger Agreement and their respective affiliates and businesses that will be contained in, or incorporated by reference into, the Company’s public disclosures.

Item 2.02. Results of Operations and Financial Condition.

On May 4, 2026, the Company issued a press release announcing the Company's financial results for the quarter ended April 4, 2026. A copy of the press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Merger Agreement, the Company has agreed to issue shares of the Company’s common stock. This issuance and sale will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Accordingly, the offer and sale of shares of the Company’s common stock have not been registered under the Securities Act and such shares may not be offered or sold in the United States except pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2026, the Company’s board of directors appointed Lorenzo A. Flores, the Company’s Chief Financial Officer as Principal Accounting Officer of the Company.

Item 7.01. Regulation FD Disclosure.

On May 4, 2026, the Company issued a press release announcing the Company's entry into the Merger Agreement. A copy of the press release is furnished (not filed) as Exhibit 99.2 to this Current Report on Form 8-K. The information set forth under this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to statements relating to the terms of the Acquisition, the Company’s expectations regarding the Acquisition, the impact of the Acquisition on the Company’s business, and the expected timing of the Acquisition. These statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially. Factors that could affect outcomes include the include: the possibility that the conditions to the closing of the transaction are not satisfied on a timely basis or at all; the occurrence of any event, change or other circumstance that could give rise to a right to terminate the transaction; possible disruption related to the transaction from the Company’s or AMI’s current plans, operations and business relationships, including through the loss of customers and employees; the amount of the costs, fees, expenses and other charges incurred by the Company related to the transaction; the risk that the Company’s stock price may fluctuate and may decline if the Merger is not completed; the diversion of the Company’s management team’s time and attention from ongoing business operations and opportunities; the response of competitors and other market participants to the transaction; the ability of the Company and AMI to retain key personnel; the ability of the Company to realize the benefits of the transaction; the ability to successfully integrate AMI’s businesses with the Company’s businesses or to integrate the businesses within the anticipated timeframe; potential litigation relating to the transaction; uncertainty as to timing of completion of the transaction and the ability of each party to consummate the transaction; and, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements, except as required by law.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press Release, dated May 4, 2026 (furnished herewith).
99.2	Press Release, dated May 4, 2026 (furnished herewith).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

		By:	/s/ Lorenzo A. Flores
Date:	May 4, 2026		Lorenzo A. Flores Senior Vice President, Chief Financial Officer

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